SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                             -----------------

                                 FORM 8-K



                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  April 28, 1998



                             MID OCEAN LIMITED
         --------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)




       Cayman Islands                  001-14336           Not applicable
----------------------------          ------------        -------------------
(State or Other Jurisdiction          (Commission           (IRS Employer
     of Incorporation)                File Number)        Identification No.)



Richmond House, 12 Par-La-Ville Road, Hamilton, Bermuda          HM 08
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(Address of Principal Executive Offices)                       (Zip Code)



                              (441) 292-1358
         --------------------------------------------------------
           (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS.

         EXEL Limited ("EXEL") and Mid Ocean Limited ("Mid Ocean") announced on April 29, 1998 that they and EXEL Merger Company Ltd., a newly formed company that will become a holding company for EXEL and Mid Ocean ("New EXEL") had entered into an Amended and Restated Agreement and Schemes of Arrangement dated March 16, 1998 and ainclude a voluntary cash election feature involving an amount up to $300 million in the aggregate.

         Under the Agreement, holders of EXEL shares and Mid Ocean shares who elect to receive cash in lieu of New EXEL shares in exchange for their EXEL shares or Mid Ocean shares shall receive an amount in cash in respect of each New EXEL share they would have been entitled to receive equal to the average of the closing sales prices for an EXEL share on the New York Stock Exchange during the ten consecutive trading days ending on the tenth calendar day immediately prior to the anticipated effective time of the transaction.

         An election form and other customary transmittal materials shall be mailed approximately 25 days prior to the anticipated effective time of the transaction (or on such other date as EXEL and Mid Ocean may mutually agree) to holders of record of EXEL shares and Mid Ocean shares, and cash elections will be required to be made by 5:00 p.m. on the 20th day following the mailing date (or such other time and date as EXEL and Mid Ocean may specify in such mailing) in order to be deemed properly made.

         If the total amount of cash that would be issued in the schemes of arrangement in respect of all the EXEL shares and Mid Ocean shares electing to receive cash is more than $300 million, then $204 million of the cash shall initially be made available to EXEL shareholders (on a pro rata basis) and $96 million of the cash shall initially be made available to Mid Ocean shareholders (on a pro rata basis). If the cash pool available to either group of shareholders is not fully subscribed for within such group, then the excess cash shall be made available to the other group of shareholders.

         Mid Ocean understands that the amount of cash paid out pursuant to voluntary cash elections under the Agreement will offset the previously announced plan by EXEL to buy back up to $500 million of the shares of its common stock or the stock of New EXEL, as applicable, before or after the consummation of the schemes of arrangement.

         The preceding description is qualified in its entirety by reference to the copy of the Agreement included as Exhibit 2.1, which is hereby incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits

Exhibit        Description
-------        -----------

2.1 Agreement and Schemes of Arrangement, dated as of March 16, 1998, as amended and restated April 28, 1998, by and among EXEL Limited, EXEL Merger Company Ltd., and Mid Ocean Limited (previously filed with the Commission by EXEL Limited as Exhibit 2.1 to its Form 8-K filed on May 5, 1998, and incorporated herein by reference).

99.1 Text of joint press release, dated April 29, 1998, issued by EXEL Limited and Mid Ocean Limited (previously filed with the Commission by EXEL Limited as Exhibit 99.1 to its Form 8-K filed on May 5, 1998, and incorporated herein by reference).


                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 12, 1998

                                        MID OCEAN LIMITED



                                        By: /s/ Michael A. Butt
                                            -----------------------------
                                            Michael A. Butt
                                            President and Chief Executive
                                            Officer